UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 31, 2017

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, Texas Roadhouse, Inc. (the “Registrant”) and its subsidiaries Texas Roadhouse Holdings LLC and Texas Roadhouse Management Corp. (collectively, Registrant and these subsidiaries, for purposes of this filing, “Texas Roadhouse”) entered into a consent decree (the “Consent Decree”) with the Equal Employment Opportunity Commission (the “EEOC”).  The Consent Decree settles the previously disclosed EEOC lawsuit alleging that, during the time period of January 1, 2007 through December 31, 2014, applicants age 40 and over were denied employment by Texas Roadhouse at company owned or managed restaurants in bartender, host, server and server assistant positions (“FOH Positions”) due to their age, in violation of the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”).  The Consent Decree was entered in the United States District Court, District of Massachusetts, Civil Action Number 1:11-cv-11732.

The key terms of the Consent Decree include:

•                  the Consent Decree completely resolves all issues that were raised in EEOC’s Charge dated March 30, 2009, and the subsequently filed civil litigation;

•                  Texas Roadhouse denies liability, and expressly denies that Texas Roadhouse has engaged in any policy, pattern, or practice of unlawful discrimination as alleged by the EEOC in the litigation;

•                  Texas Roadhouse will engage in proactive recruiting efforts to encourage applicants for FOH Positions who are age 40 or over and is enjoined from violating the ADEA with respect to applicants for FOH positions;

•                  Texas Roadhouse will provide additional ADEA training to personnel involved in and overseeing hiring;

•                  Texas Roadhouse will enable voluntary date of birth collection in its electronic application system, and will report to a third party monitor on application, hiring, and representation rates of people age 40 or older with respect to FOH Positions;

•                  Texas Roadhouse will establish a fund of $12 million, from which awards of monetary relief, allocated as wages for tax purposes, may be made to eligible claimants in accordance with procedures set forth in the Consent Decree, with any unallocated funds distributed to one or more mutually agreed upon 501(c)(3) organization(s) that addresses age discrimination or age-related employment opportunities, including but not limited to those with a particular focus on the employment concerns of veterans over age 40; and

•                  the Consent Decree will remain in effect for forty-two (42) months.

This description is a summary and does not purport to be a complete description of the Consent Decree. It is qualified in its entirety by reference to the Consent Decree, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company has recorded a charge of approximately $12.0 million in the first quarter of 2017 based on the terms set forth in the Consent Decree.

Item 9.01 Financial Statements and Exhibits.

(d)                                                         Exhibits.

Exhibit No.	Document
10.1	Consent Decree dated March 31, 2017, among Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Texas Roadhouse Management Corp., and the EEOC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: April 4, 2017	By:	/s/ Scott Colosi
Scott Colosi
President and Chief Financial Officer